Exhibit 32.1

CERTIFICATION PURSUANT TO

RULE 13a-14(b) OF THE SECURITIES EXCHANGE ACT OF 1934

AND 18 U.S.C. SECTION 1350

In connection with the Annual Report of SCWorx Corp. (f/k/a Alliance MMA, Inc.), a Delaware corporation (the “Company”), on Form 10-K for the year ended December 31, 2018 as filed with the Securities and Exchange Commission (the “Report”), I, Marc S. Schessel, Chief Executive Officer, certify, pursuant to Rule 13a-14(b) of the Securities Exchange Act of 1934 and 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that to the best of my knowledge:

(1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Marc S. Schessel
Marc S. Schessel
Chief Executive Officer
April 1, 2019

CERTIFICATION PURSUANT TO

RULE 13a-14(b) OF THE SECURITIES EXCHANGE ACT OF 1934

AND 18 U.S.C. SECTION 1350

In connection with the Annual Report of SCWorx Corp. (f/k/a Alliance MMA, Inc.), a Delaware corporation (the “Company”), on Form 10-K for the year ended December 31, 2018 as filed with the Securities and Exchange Commission (the “Report”), I, John Price, Chief Financial Officer of the Company, certify, pursuant to Rule 13a-14(b) of the Securities Exchange Act of 1934 and 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that to the best of my knowledge:

(1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ John Price
John Price
Chief Financial Officer
April 1, 2019